UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE GABELLI DIVIDEND & INCOME TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-11.

On June 22, 2026, The Gabelli Dividend & Income Trust (the “Fund”) posted a video to its YouTube channel, which can be viewed at https://www.youtube.com/watch?v=d3sULzxYnoc, in connection with the Fund’s 2026 annual meeting of shareholders. A copy of the transcript of the video and a screenshot of content appearing in the video are set forth below:

Transcript of video

June 28th. 11:59 PM Eastern. That’s our deadline.

The Gabelli Dividend & Income Trust Annual Meeting is on June 29th — and we are still counting votes.

If you haven’t voted — we need you to act today. If you voted the gold card — you can still switch your vote.

Vote the WHITE card and your latest submission is the one that counts.

The fund has delivered for you. Now it needs to hear from you.

Vote the WHITE card by June 28th.

For more information, visit gdvvote.com or call 1-866-206-7868.

The choice is clear. The card is white.

Screenshot of content appearing in the video